                                                                       EXHIBIT 3



                                   EXHIBIT A



                                   CRANE CO.
                                    BY-LAWS

                                   ARTICLE I

                              DEFINITIONS, OFFICES


         Section 1.  Definitions.  When used herein, "Board" shall mean the
                     -----------
Board of Directors of the Corporation, "Chairman" shall mean the Chairman of the Board and "Corporation" shall mean this Corporation.

         Section 2.  Principal Office.  The principal office of the Corporation
                     ----------------
shall be located in the City of New York, State of New York.

         Section 3.  Other Offices.  The Corporation may have and maintain such
                     -------------
other business office or offices, either within or without the State of New York, as the Board of Directors may from time to time determine.

         Section 4.  Registered Office.  The registered office of the
                     -----------------
corporation shall be at such address as from time to time the Board of Directors may determine.


                                   ARTICLE II

                                  STOCKHOLDERS

         Section 1.  Annual Meeting.  The annual meeting of the stockholders of
                     --------------
the corporation shall be held at the hour of ten o'clock a.m. on the fourth Monday of April in each year beginning in 1986 unless the Board shall fix a different date and time, for the election of Directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for the annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as such meeting can conveniently be convened and held.

         Section 2.  Special Meetings.  Special meetings of the stockholders for
                     ----------------
any purpose may be called at any time only by a majority of the entire Board or by the Chairman of the Board.

         A call for a special meeting of stockholders shall be in writing, filed with the Secretary, and shall specify the time and place of holding such meeting and the purpose or purposes for which it is called.

         Section 3.  Stockholder Action.  Any action required or permitted to be
                     ------------------
taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

         Section 4.  Place of Meetings.  The annual meeting of stockholders and
                     -----------------
all special meetings of stockholders for the election of directors shall be held either at the principal office of the Corporation or at such other place suitable for the holding of a stockholders' meeting as shall be designated in the notice thereof. Special meetings of stockholders for a purpose or purposes other than the election of directors may be held at such place, either within or without the State of New York, as shall be specified or fixed in the call for such meeting and the notice thereof as the place for the holding of a special meeting for any purpose or purposes.

         Section 5.  Notice of Meetings.  Except as otherwise provided by
                     ------------------
statute, written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, stating the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Secretary, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the stockholder at his last known post office address as it appears on the stock record books of the Corporation, with postage thereon prepaid.

         Attendance of a person at a meeting of stockholders, in person or by proxy, constitutes a waiver of notice of the meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         Section 6.  Record Dates.  The Board may fix in advance a date, not
                     ------------
more than 60 nor fewer than 10 days prior to the date of any meeting of stockholders, nor more than 60 days prior to the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders and only such stockholders as shall the stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

         Section 7.  Voting Lists.  The officer or agent having charge of the
                     ------------
transfer book for shares of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder present. The original share or stock ledger or transfer book or a duplicate thereof, shall be the only evidence as to who are the stockholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of stockholders.

         Section 8.  Quorum.  At any meeting of stockholders the holders of a
                     ------
majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes unless a greater or lesser quorum shall be provided by law or by the Certificate of Incorporation and in such case the representation of the number so required shall constitute a quorum. The stockholders present in person or by proxy at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

         Whether or not a quorum is present the meeting may be adjourned from time to time by a vote of the holders of a majority of the shares present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting if held at the time specified in the notice thereof.

         Section 9.  Voting and Proxies.  Each holder of Common Stock shall be
                     ------------------
entitled to one vote per share held of record upon each matter on which stockholders generally are entitled to vote.

         At all meetings of stockholders, a stockholder entitled to vote may vote in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. Unless otherwise provided by law, all questions touching the validity or sufficiency of the proxies shall be decided by the Secretary.

         Directors shall be elected by a plurality of the votes cast at an election.

         All other action (unless a greater plurality is required by law or by the Certificate of Incorporation or by these By-laws) shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, present in person or represented by proxy, and where a separate vote by class is required, by a majority of the votes cast by stockholders of such class, present in person or represented by proxy.

         Section 10.  Voting of Shares by Certain Holders.
                      -----------------------------------

          (a) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the By-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

          (b) Shares standing in the name of a deceased person may be voted by his administrator or his executor either in person or by proxy.

          (c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority so to do be contained in an appropriate order of the court by which such receiver was appointed, and a certified copy of such order is filed with the Secretary of the Corporation before or at the time of the meeting.

          (d) A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          (e) Shares of the Corporation belonging to it shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time, but shares of the Corporation held by it in a fiduciary capacity may be voted and shall be counted in determining the number of outstanding shares at any given time.

         Section 11.  Inspectors.  At each meeting of stockholders, the chairman
                      ----------
of the meeting may appoint one or more inspectors of voting whose duty it shall be to receive and count the ballots and make a written report showing the results of the balloting.


                                  ARTICLE III

                                   DIRECTORS


         Section 1.  Number.  The business and affairs of the Corporation shall
                     ------
be managed under the direction of the Board which shall consist of not less than three nor more than fifteen persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the board pursuant to a resolution adopted by a majority of the entire Board.

         Section 2.  Election and Terms.  The directors shall be divided into
                     ------------------
three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1986 annual meeting of stockholders, the term of office of the second class to expire at the 1987 annual meeting of stockholders and the term of office of the third class to expire at the 1988 annual meeting of stockholders. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

         Section 3.  Newly Created Directorships and Vacancies.  Newly created
                     -----------------------------------------
directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

         Section 4.  Removal.  Any director, or the entire Board, may be removed
                     -------
from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the shares of the Corporation then entitled to vote at an election of directors, voting together as a single class.

         Section 5.  Regular Meetings.  The regular annual meeting of the Board
                     ----------------
shall be held at such time and place as the Board may by resolution determine from time to time without other notice than as set forth in such resolution.

         The regular monthly meetings of the Board shall be held at such time and place as the Board may by resolution determine from time to time.

         The Board may by resolution change the times and places, either within or without the State of New York, for the holding of such regular monthly meetings, and such times and places for the holding of other regular meetings without notice other than such resolution.

         Section 6.  Special Meetings.  Special meetings of the Board may be
                     ----------------
held at any time on the call of the Chairman or at the request in writing of a majority of the directors. Special meetings of the Board may be held at such place, either within or without the State of New York, as shall be specified or fixed in the call for such meeting or notice thereof.

         Section 7.  Notice of Special Meetings.  Notice of each special meeting
                     --------------------------
shall be deposited in the United States mail by or at the direction of the Secretary to each director addressed to him at his residence or usual place of business at least seventy-two (72) hours before the day on which the meeting is to be held, or shall be sent to him by telegram, be delivered personally, or be given orally at least twenty-four (24) hours before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice be given by telegraph, such notice shall be deemed to be delivered when the same is delivered to the telegraph company. If the Secretary shall fail or refuse to give any such notice, then notice may be given by the officer or any one of the directors making the call.

         Notice may be waived in writing by any director, either before or after the meeting. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all directors shall be present thereat, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, and any and all business may be transacted thereat.

         Section 8.  Quorum.  A majority of the members of the Board then in
                     ------
office, or of a committee thereof, shall constitute a quorum for the transaction of business, except that the presence of the Chairman of the Board shall be necessary to constitute a quorum of the Executive Committee of the Board, and the vote of a majority of the members present at a meeting at which a quorum is present shall be the act of the Board or of the Committee thereof, except for the amendment of the By-laws which shall require the vote of not less than a majority of the members of the Board then in office.

         Section 9.  Action without a Meeting.  Action required or permitted to
                     ------------------------
be taken pursuant to authorization voted at a meeting of the Board, or a committee thereof, may be taken without a meeting if, before or after the action, all members of the Board or of the Committee consent thereto in writing. The written consents shall be filed with the minutes of the proceedings of the Board or Committee. The consent shall have the same effect as a vote of the Board or Committee thereof for all purposes.

         Section 10.  Organization.  At all meetings of the Board the Chairman,
                      ------------
the Vice Chairman of the Board, the President, an Executive Vice President or a Vice President, or in their absence a member of the Board to be selected by the members present, shall preside as Chairman of the meeting. The Secretary or an Assistant Secretary of the Corporation hall act as Secretary of all meetings of the Board, except that in their absence the Chairman of the meeting may designate any other person to act as secretary.

         At meetings of the Board business shall be transacted in such order as from time to time the Board may determine.

         Section 11.  Compensation.  In the discretion of the Board, directors
                      ------------
may be paid a fixed fee for attendance at meetings and allowed reimbursement for expenses incurred in such attendance or otherwise in performance of duties as directors. In addition each director may be paid a fixed annual fee, in an amount to be determined by the Board, payable in convenient installments. Directors shall also be entitled to receive compensation for services rendered to the Corporation as officers, committee members, employees, or in any other capacity than as directors.

         Section 12.  Presence at Meeting.  A member of the Board or of a
                      -------------------
Committee designated by the Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in this manner constitutes presence in person at the meeting.

         Section 13.  Executive Committee.  The Board, by resolution adopted by
                      -------------------
a majority of the entire board, may designate two or more directors to constitute an Executive Committee, which committee, to the extent Provided in such resolution or in these By-laws, shall have and exercise all of the authority of the Board in the management of the Corporation provided such Committee shall not have the authority of the Board in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation involving the corporation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation, recommending to the stockholders a dissolution of the Corporation or a revocation thereof, filling vacancies on the Board or on any committee of the Board (including the Executive Committee), amending, altering or repealing any By-laws of the Corporation, electing or removing officers of the Corporation, fixing the compensation of any member of the Executive Committee or amending, altering or repealing any resolution of the Board which by its terms provides that it shall not be amended, altered or repealed by the Executive Committee.

         Section 14.  Committees of the Board.  The Board may designate one or
                      -----------------------
more other committees, each consisting of one or more directors of the Corporation as members and one or more directors as alternate members, with such power and authority as prescribed by the By-laws or as provided in a resolution adopted by a majority of the Board. Each Committee, and each member thereof, shall serve at the pleasure of the Board.

                                   ARTICLE IV

                                    OFFICERS

         Section 1.  Officers' Number.  The officers of the Corporation shall be
                     ----------------
a Chairman of the Board, a President, a Vice Chairman, one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, a Secretary, a Treasurer, a Controller, and such other subordinate corporate or divisional officers as may be elected or appointed in accordance with the provisions of
Section 3 of this Article IV. The Board may designate a variation in the title of any officer. Any two or more offices may be held by the same person except the offices of President and Secretary.

         Section 2.  Election, Term of Office, and Qualifications.  The officers
                     --------------------------------------------
of the Corporation shall be elected annually by the Board at the first meeting of the Board held after the annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as the same can conveniently be held. Each officer, except such officers as may be elected or appointed in accordance with the provisions of
Section 3 of this Article IV, shall hold his office until his successor shall have been duly elected and shall have qualified or until his death, resignation or removal.

         Section 3.  Subordinate Officers.
                     --------------------

          (a) Subordinate Corporate Officers. The Board may annually appoint one or more Assistant Controllers, Executive Assistants, Assistant Vice Presidents, a Secretary of the Board, one or more Assistant Secretaries, Assistant Treasurers, Auditors or Assistant Auditors, and such other subordinate corporate officers and agents as the Board may determine, to hold office as subordinate corporate officers for such period and with such authority and to perform such duties as may be prescribed by these By-laws or as the Board may from time to time determine. The Board may, by resolution, empower the Chairman of the Board to appoint any such subordinate corporate officers or agents to hold office for such period and to perform such duties as may be prescribed in said resolution. In its discretion the Board may leave unfilled, for any such period as it may fix by resolution, any corporate office, except those of President, Secretary and Treasurer.

          (b) Divisional Officers.  The Board, the Chairman of the Board or the
              -------------------
President may from time to time appoint employees of the Company divisional officers who shall have such operating and divisional responsibilities as may be designated by the President. Such divisional officers shall not be corporate officers and shall serve at the discretion of, under the direction of, and subject to removal by, the President.

         Section 4.  Resignations.  Any officer may resign at any time by giving
                     ------------
written notice to the Board or to the Chairman of the Board or Secretary of the Corporation. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 5.  Removal.  Any of the officers designated in Section 1 of
                     -------
this Article IV may be removed by the Board, whenever in its judgment the best interests of the Corporation will be served thereby, by the vote of a majority of the total number of directors then in office. Any subordinate corporate officer appointed in accordance with Section 3 of this Article IV may be removed by the Board for like reason by a majority vote of the directors present at any meeting, a quorum being present, or by any superior officer upon whom such power of removal has been conferred by resolution of the Board. Any divisional officer appointed in accordance with Section 3 of this Article IV may be removed by the Chairman of the Board at any time and at his sole discretion or by any superior officer upon whom the power of removal has been conferred by the Chairman of the Board. The removal of any officer, subordinate officer or agent shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 6.  Vacancies.  A vacancy in any office because of death,
                     ---------
resignation, removal, disqualification or otherwise may be filled for the unexpired portion of the term in the same manner in which an officer to fill said office may be chosen pursuant to Section 2 or 3 of this Article IV, as the case may be.

         Section 7.  Bonds.  If the Board shall so require, any officer or agent
                     -----
of the Corporation shall give bond to the Corporation in such amount and with such surety as the Board may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

         Section 8.  The Chairman of the Board.  The Board shall elect a
                     -------------------------
Chairman who shall be the Chief Executive Officer of the Corporation. He shall preside at all meetings of the stockholders and of the Board. He shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the Board to delegate any specific powers, except such as may be by law exclusively conferred upon the President, to any officer or officers of the Corporation. All papers, documents, deeds, and other instruments required to be executed by the Corporation shall be signed and executed for the Corporation by the Chairman or the President when directed by, and in the manner prescribed by, the Board. He shall have the general powers and duties of supervision and management which are usually vested in the Chief Executive Officer of a Corporation.

         Section 9.  The President.  The President shall have supervision over
                     -------------
all such matters as may be delegated to him by the Board or the Chairman. In the absence of the Chairman or whenever the office of Chairman is vacant the President shall have the general powers of and shall perform the duties pertaining to the office of Chairman.

         Section 10.  The Vice Chairman of the Board.  The Vice Chairman of the
                      ------------------------------
Board shall elect a Chairman who shall be the Chief Executive Officer of the Corporation. He shall preside at all meetings of the stockholders and of the Board. He shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the Board to delegate any specific powers, except such as may be by law exclusively conferred upon the President, to any officer or officers of the Corporation. All papers, documents, deeds, and other instruments required to be executed by the Corporation shall be signed and executed for the Corporation by the Chairman or the President when directed by, and in the manner prescribed by, the Board. He shall have the general powers and duties of supervision and management which are usually vested in the Chief Executive Officer of a Corporation.

         Section 11.  Executive Vice Presidents; Senior Vice
                      --------------------------------------
Presidents and Vice Presidents.
------------------------------

          (a) Executive Vice Presidents and Senior Vice Presidents shall have supervision over all such matters, other officers of the Company, including Vice Presidents, and in the case of Executive Vice Presidents, Senior Vice Presidents, and other employees as may be designated or assigned to them by the

President or Chairman of the Board, and shall perform such duties as the Board of Directors may designate or as may be assigned to them by the President or by the Chairman of the Board in the event of absence or disability of the President. Whenever the term "Vice President" is used in any other Article of these By-laws, it shall be deemed to include Executive Vice Presidents and Senior Vice Presidents.

          (b) The Vice Presidents shall perform such duties as the Board may designate or may be assigned to them by the President, or the Chairman of the Board in the event of absence or disability of the President.

         Section 12.  Treasurer.  The Treasurer shall:
                      ---------

          (a) Subject to the supervision and direction of the Vice President - Finance, have the custody of all moneys, notes, bonds, securities and other evidences of indebtedness belonging to the Corporation, and shall keep full and accurate accounts of all moneys and securities received and of all moneys paid by him on account of the Corporation. He shall daily deposit all moneys, checks and drafts received to the credit and in the name of the Corporation, in such banks or other depositories as shall from time to time be authorized, approved or directed by the President, the Vice President - Finance, or the Board, and shall, on behalf of the corporation, endorse for deposit or collection, checks, notes, drafts and other obligations, provided, however, that checks of the United States Government or of any state or municipal government, which may be received by any branch house of the Corporation, may be endorsed for deposit by the local manager of the house receiving the check, and provided further, however, that checks, warrants, drafts, notes and other negotiable instruments, which may be received by any branch house of the Corporation, may be endorsed by the local manager in the name of the Corporation for collection or deposit by or in the local bank authorized to carry the local accounts.

          (b) Furnish to the Board, to the President and to such other officers as the Board may designate, at such times as may be required, an account of all his transactions as Treasurer.

          (c) Perform such other duties pertaining to the business of the Corporation as shall be directed or required by the President, the Vice President - Finance, or the Board and, subject to the control of the Vice President - Finance, the Board and these By-laws, perform all acts incident to the office of the Treasurer.

          (d) Give such bond of the faithful discharge of his duties as the Board may require.

         The books and papers of the Treasurer shall at all times be open to the inspection of the President and each member of the Board.

         Section 13.  Secretary.  The Secretary shall:
                      ---------

          (a) Attend all meetings of the stockholders and also, in the event that no Secretary of the Board is elected or appointed, he shall attend meetings of the Board, and keep the minutes of such meetings in one or more books provided for that purpose.

          (b) See that all notices are duly given in accordance with the provisions of these By-laws, or as required by law.

          (c) Be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation or a facsimile thereof is affixed to or impressed on all certificates for shares prior to the issue thereof, and all documents, the execution of which on behalf of the Corporation under its seal, is duly authorized.

          (d) Sign with the President or a Vice President certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board.

          (e) See that the reports, statements, certificates and all other documents and records required by law are properly made, kept and filed.

          (f) In general, perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board.



         Section 14.  Controller.  The Controller shall:
                      ----------

          (a) Maintain adequate records of all assets, liabilities, and transactions of this Corporation; see that adequate audits thereof are currently and regularly made; and in conjunction with other officers and department heads initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum safety, efficiency, and economy. His duties and powers shall extend to all subsidiary corporations and to all affiliated corporations.

          (b) Prepare and furnish such reports and financial statements covering results of operations of the Corporation as shall be required of him by the President or the Board. Prepare and furnish such reports and statements showing the financial condition of the Corporation as shall be required of him by the President or the Board, and have the primary responsibility for the preparation of financial reports to the stockholders.

          (c) Perform such other duties pertaining to the business of the Corporation as shall be directed or required by the President or the Board and, subject to the control of the President, the Board and these By-laws, perform all acts incident to the office of the Controller.

         The books, records and papers of the Controller shall at all times be open to the inspection of the President and each member of the Board.

         Section 15.  Assistant Treasurers.  If one or more Assistant Treasurers
                      --------------------
shall be elected or appointed pursuant to the provisions of Section 3 of this
Article IV, then in the absence or disability of the Treasurer, the Assistant Treasurers shall perform all the duties of the Treasurer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Treasurer, except that they shall have no power to sign in the name of the Corporation contracts as described in Section 1 of Article VII, unless specifically authorized by the Board. Any such Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Board or any superior officer.

         Section 16.  Assistant Secretaries.  If one or more Assistant
                      ---------------------
Secretaries shall be elected or appointed pursuant to the provisions of Section 3 of this Article IV, then in the absence or disability of the Secretary, the Assistant Secretaries shall perform the duties of the Secretary, and when so acting shall have all the powers of, and be subject to all the restrictions imposed upon, the Secretary. Any such Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Board or any superior officer.

         Section 17.  Secretary of the Board.  The Secretary of the Board shall
                      ----------------------
record the minutes of meetings of the Board, deposit them with the Secretary of the Corporation, and perform such other duties as may be assigned to him by the Board.

         Section 18.  Compensation.  The compensation of the officers shall be
                      ------------
fixed from time to time by the Board; provided that the Board may authorize any officer or Committee to fix the compensation of officers and employees. No officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation.


                                   ARTICLE V

                                 CAPITAL STOCK


         Section 1.  Certificates of Stock.  The certificates for shares of the
                     ---------------------
capital stock of the Corporation shall be in such form as shall be approved by the Board. The certificates shall be signed by the Chairman or the Vice Chairman of the Board, the President, an Executive Vice President, Senior Vice President or Vice President and also by the Treasurer or the Secretary, and may be sealed with the seal of the Corporation, or a facsimile thereof.

         The signatures of the aforesaid officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. The validity of any stock certificate of the Corporation signed and executed by or in the name of duly qualified officers of the Corporation shall not be affected by the subsequent death, resignation, or the ceasing for any other reason of any such officer to hold such office, whether before or after the date borne by or the actual delivery of such certificate.

         The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation's capital stock records.

         All certificates surrendered to the Corporation shall be cancelled, and no new certificates shall be issued until the former certificate for the same number of shares shall have been surrendered and cancelled except in case of a lost or destroyed certificate.

         The Corporation may treat the holder of record of any share or shares of stock as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim to interest in any such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by law.

         Section 2.  Lost, Stolen or Destroyed Certificates.  The Corporation
                     --------------------------------------
may issue a new certificate for shares in place of a certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board may require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond in form satisfactory to the Corporation sufficient to indemnify the Corporation, its transfer agents and registrars against any claim that may be made against them on account of the alleged lost or destroyed certificate or the issuance of such a new certificate.

         Section 3.  Transfer of Shares.  Shares of the capital stock of the
                     ------------------
Corporation shall be transferable by the owner thereof in person or by duly authorized attorney, upon surrender of the certificates therefor properly endorsed. The Board, at its option, may appoint a transfer agent and registrar, or one or more transfer agents and one or more registrars, or either, for the stock of the Corporation.

         Section 4.  Regulations.  The Board shall have power and authority to
                     -----------
make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

                                   ARTICLE VI

                        [INTENTIONALLY OMITTED IN 1985]



                                  ARTICLE VII

             EXECUTION OF INSTRUMENTS ON BEHALF OF THE CORPORATION

         Section 1.  Contracts.  Except as herein provided, all contracts of the
                     ---------
Corporation shall be signed in the name of the Corporation by the Chairman, the President, a Vice President or the Treasurer, sealed with the Corporate Seal and attested by the Secretary or an Assistant Secretary.

         Bids and contracts for the purchase or sale of merchandise in the ordinary course of business of branch houses or divisions of the Corporation, together with bonds given to secure the performance thereof, shall be executed in the name of the Corporation or in an authorized divisional name by an officer authorized to sign contracts as above specified in this section, or, if relating to business of branch houses, by a District Manager, or by the Manager or Assistant Manager of the branch houses, respectively, and if relating to the business of a division, by an Officer, Manager or Assistant Manager of such division.

         Section 2.  Bills of Exchange, Promissory Notes, Bonds or Other
                     ---------------------------------------------------
Evidence of Indebtedness of the Corporation, Bonds of Indemnity, and Securities
-------------------------------------------------------------------------------
Received.  All bills of exchange, promissory notes, bonds, or other evidences of
--------
indebtedness of the Corporation shall be signed in the name of the Corporation by the Chairman, the President, or a Vice President, and shall be countersigned by the Treasurer or by an Assistant Treasurer.

         All forms of bonds of indemnity, the execution of which is required of the Corporation, shall be signed in the name of the Corporation by the Chairman, the President, a Vice President, the Treasurer or an Assistant Treasurer, and shall be countersigned by the Secretary or an Assistant Secretary.

         Any securities received by the Corporation in settlement or for security for the payment of any indebtedness due the Corporation may be sold, assigned, transferred and delivered by the Chairman, the President, a Vice President or the Treasurer, and all instruments of conveyance, assignment or transfer thereof shall be executed in the name of the Corporation by such officers, attested by the Secretary or an Assistant Secretary, and the corporate seal attached.

         Section 3.  Checks and Accounts.  All checks shall be signed by either
                     -------------------
the Chairman, the President, a Vice President, the Treasurer or an Assistant Treasurer, the Controller or Assistant Controller and also signed by either the Controller or an Assistant Controller, an Auditor or an Assistant Auditor, the Secretary or an Assistant Secretary of the Corporation, and no other person or persons shall be authorized to sign checks upon or against the funds of the Corporation except as hereinafter provided.

         The Chairman, the President, a Vice President, or the Treasurer is authorized to establish and maintain Managers' funds for branch house's or manufacturing division's general use including the meeting of payrolls, at the various locations of the branch houses, or manufacturing divisions of the Corporation, and special payroll funds at any location where the corporation carries on business. Such funds shall be subject to withdrawal on the signature or signatures of one or more persons, as determined and designated in writing by either the chairman, the President, a Vice President, or the Treasurer.

         Checks drawn for the payment of dividends on shares of the Corporation's stock, and such other checks as may be designated in writing by the Chairman or the President, together with a Vice President or the Treasurer, may bear facsimile signatures, provided, however, that for the purpose of transfer ring funds between banks in which the Corporation has monies on deposit, the Treasurer or an Assistant Treasurer may direct or authorize the use of checks payable to a depository hank for credit of the Corporation, which checks shall have plainly printed upon their face "Depository Transfer Check" and shall require no signature other than the printed name of the Corporation.

         The respective Managers or Assistant Managers of the Corporation's branch houses, Managers, Credit Managers or Credit Supervisors of Regional Offices, and Officers, Managers or Assistant Managers of the Corporation's Divisions, are authorized to file claims for and to collect on behalf of the Corporation any amounts due for merchandise sold or invoiced from such branch houses, regional offices or divisions, and in the name of the corporation, or in an authorized divisional name, to give proper receipts, releases and waivers of mechanics' and materialmen's liens in connection therewith.

         Section 4.  Conveyances, Leases, Releases and Satisfaction of Judgment
                     ----------------------------------------------------------
and Mortgages.  All conveyances, leases and releases and satisfactions of
-------------
judgment and mortgages shall be signed in the name of the Corporation by the Chairman, the President, a Vice President or the Treasurer, sealed with the corporate seal and attested by the Secretary or an Assistant Secretary.

         Section 5.  Other Instruments.  All other instruments not hereinabove
                     -----------------
specifically designated shall be signed in the name of the Corporation by the Chairman, the President, a Vice President, or Treasurer, sealed with the corporate seal and attested by the Secretary or an Assistant Secretary, provided, however, that notwithstanding the provisions contained in these By-laws, the Board may at any time direct the manner in which and the person by whom any particular instrument, contract or obligation, or any class of instruments, contracts or obligations of the Corporation may and shall be executed.

         Section 6.  Miscellaneous.  Whenever the Board directs the execution of
                     --------------
an instrument, contract or obligation and does not specify the officer who shall execute the same, it shall be executed as hereinabove provided.


                                 ARTICLE VIII

                                CORPORATE SEAL

         The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and the words "Corporate Seal-1985-Delaware." Said seal may be used by causing it or a facsimile or equivalent thereof to be impressed or affixed or reproduced, and shall be in the custody of the Secretary. If an when so directed by the Board, a duplicate of the seal may be kept and used by the Treasurer, or by any Assistant Treasurer or Assistant Secretary.



                                  ARTICLE IX

                           MISCELLANEOUS PROVISIONS


         Section 1.  Dividends.  Dividends upon the outstanding shares of the
                     ----------
Corporation may be paid from any source permitted by law. Dividends may be declared at any regular or special meeting of the Board and may be paid in cash or other property or in the form of a stock dividend.

         Section 2.  Fiscal Year.  The fiscal year of the Corporation shall end
                     ------------
on the 31st day of December each year, unless otherwise provided by resolution of the Board.

         Section 3.  Stock in other Corportions.  Any shares of stock in any
                     ---------------------------
other corporation which may from time to time be held by the Corporation may be represented and voted at any meeting of stockholders of such corporation by the Chairman or the President of the Corporation or by any other person or persons thereunto authorized by the Board, or by any proxy designated by written instrument of appointment executed in the name of the Corporation either by the Chairman, the President, or a Vice President, and attested by the Secretary or an Assistant Secretary.

         Shares of stock in any other corporation which shares are owned by the Corporation need not stand in its name, but may be held for its benefit in the individual name of the Chairman or of any other nominee desinated for the purpose by the Board. Certificates for shares so held for the benefit of the Corporation shall be endorsed in blank, or have proper stock powers attached so that said certificates are at all time in due form for transfer, and shall be held for safekeeping in such manner as shall be determined from time to time by the Board.

         Section 4.  Election of Auditors.  The directors shall select
                     ---------------------
independent auditors to audit the books and records of the Corporation for the current fiscal year, subject to the approval of the stockholders at the annuyal meeting. Should the auditors so elect resign, be removed for good cause shown, or otherwise fail to serve during or with respect to said year, a majoirity of the directors shall select a substitute firm of auditors to serve with respect to said year.




                                   ARTICLE X

                                INDEMNIFICATION

         Section 1.  Actions, Suits or Proceedings other than by or in the Right
                     -----------------------------------------------------------
of the Corporation.  The Corporation shall indemnify any person who was or is a
-------------------
party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the

Corporation) by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer or trustee of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding or any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 2.  Actions or Suits by or in the Right of the Corporation.
                     ------------------------------------------------------
The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer or trustee of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

         Section 3.  Indemnification for Costs, Charges and Expenses of
                     --------------------------------------------------
Successful Party.  Notwithstanding the other provisions of this Article, to the
----------------
extent that a director or officer of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

         Section 4.  Determination of Right to Indemnification.  Any
                     -----------------------------------------
indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be paid by the corporation unless a determination is made (1) by the Board of Directors by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders, that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections 1 and 2 of this Article.

         Section 5.  Advance of Costs, Charges and Expenses.  Costs, charges and
                     --------------------------------------
expenses (including attorneys' fees) incurred by a person referred to in Sections 1 and 2 of this Article in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized in this Article. The Board of Directors may, in the manner set forth above, and upon approval of such director or officer of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

         Section 6.  Procedure for Indemnification.  Any indemnification under
                     -----------------------------
Sections 1, 2 and 3, or advance of costs, charges and expenses under Section 5 of this Article, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. The right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such persons' costs and expenses incurred in connection with successfully establishing right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 5 of this Article where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections 1 or 2 of this Article, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 7.  Other Rights; Continuation of Right to Indemnification.
                     ------------------------------------------------------
The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation arising hereunder.

         Section 8.  Insurance.  The Corporation shall purchase and maintain
                     ---------
insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which
--------
determination shall be made by a vote of a majority of the entire Board of Directors.

         Section 9.  Savings Clause.  If this Article or any portion hereof
                     --------------
shall be invalidated on any ground by any court of competent jurisdiction, any portion of this Article so invalidated shall be severable and such invalidity shall not by itself render any other portion of this Article invalid, and the Corporation shall nevertheless indemnify each director or officer of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.


                                   ARTICLE XI

                                   AMENDMENTS

         Except as otherwise required by law or the Certificate of Incorporation, these By-laws may be amended or repealed, and new By-laws may be adopted, either by the affirmative vote of two-thirds of the shares of stock outstanding and entitled to vote thereon, voting together as a single class, or by the affirmative vote of a majority of the Board then in office.